UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):November 15, 2011

COMPASS BIOTECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52057	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9650 – 20 Avenue, Edmonton, Alberta, Canada	T6N 1G1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  780-469-2975

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4©)

Item 1.01	Entry into Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On November 15, 2011 we entered into an asset assignment agreement with GenBioPro Inc.  GenBioPro carries on the business of developing therapeutic women's products under agreements with Seraphim Life Sciences Consulting LLC, Seraphim Bonaventures Inc. and Sun Pharmaceuticals Ltd.  Under the terms of the asset assignment agreement, we have agreed to acquire from GenBioPro, the rights and obligations under each of the Seraphim Life, Seraphim Bonaventures and Sun Pharmaceuticals agreements.  As compensation under the asset assignment agreement, we have agreed to issue 26,000,000 common shares to GenBioPro at a deemed price of $0.05 per share and to pay $150,000 to Seraphim Bonaventures, an amount currently owed by GenBioPro.  We issued the shares to one U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933) relying upon Rule 506 of Regulation D of the Securities Act of 1933

Item 9.01	Financial Statements and Exhibits
10.1	Asset Assignment Agreement dated November 15, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS BIOTECHNOLOGIES INC.

Date: December 21, 2011	By:	/s/ Garth Likes
Garth Likes
President